MACTEL
BUSINESS
TRUST

Expertise. Service. Integrity.

Standard Operating Procedures

Nitrile Gloves

Payment Terms: 100% LC/SBLC, Funds Released Upon SGS Or Other 3rd Party Inspection in China (Tianjin Port)

We are pleased of your consideration to collaborate with our organization, as your PPE provider during this trying time in human history.

Mactel Business Trust is fully engaged in the PPE industry as we join with suppliers of the highest quality in helping to safeguard our world from COVID-19. We appreciate your partnership and request for assistance in procuring Nitrile gloves, and we congratulate you in choosing PHS and our RealFeel™ glove line.

As a measure to mitigate associated risk to both buyer and seller, the seller is willing to accept payment upon 3rd party inspection at the port of departure in China.

We are looking forward to bringing our experience and capabilities by supplying your company with our high-quality, PHS RealFeel™ gloves.

Please note ALL RealFeel™ gloves are 5 mil thickness.

Our Standard Operating Procedure (SOP) for Nitrile Gloves (FOB China) are as follows:

1. The Buyer produces a **signed** Letter of Intent (LOI) and/or Purchase Order (PO) made out to:

Professional Hospital Supply Inc. % Mactel Business Trust
900 S. Ocean Boulevard Suite D-232
Stuart, FL 34994
Attn: Peter Bradford / Andrew Seamans

- **Email Letter to Jeff Reed, Mactel Business Trust, at** jeffreed@mactelbusinesstrust.com.

MACTEL
BUSINESS
TRUST

Expertise. Service. Integrity.

1. Please state total quantity per size, as well as any other desired conditions including the the number of months of production desired;

    a. For example, long term production - 6 months and over, please provide the total quantity of boxes on the PO as well as quantities per month in the notes.

2. Sales and Purchase Agreement (SPA) is made between the Seller and the Buyer
3. KYB/KYC on buyer is performed by Verif-y (a compliance screening company) on behalf of PHS.

    a. Buyer must provide corporate information and state/government issued identification of it's directors and/or founders.

4. Once terms are agreed upon, the SPA is signed by both Seller and Buyer.
5. Proforma Invoice is sent by buyer to seller.
6. LC/SBLC is raised and funded.

    a. Buyer and Seller banks communicate and agree on terms

7. Production begins once funds are received.
8. In approximately 21 business/working days in China (depending on current order volume), the first monthly shipment will be ready for inspection.
9. Product is inspected and counted by SGS.
10. Upon successful inspection and receiving inspection certificates, the buyer has 48 hours to release funds.
11. Goods are released for pickup and/or freight loading on to the vessel.

Email all Correspondence to Jeff Reed, Mactel Business Trust at;
jeffreed@mactelbusinesstrust.com.

We look forward to doing business with you.